Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Gambling.com Group Limited
St Helier, Channel Island of Jersey

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Gambling.com Group Limited of our report dated March 19, 2026, relating to the consolidated financial statements of Gambling.com Group Limited, appearing in the Company’s Annual Report on Form 20-F for the year ended December 31, 2025.

/s/ BDO LLP

BDO LLP
London, United Kingdom

March 19, 2026